SYNOVUS SECURITIES, INC.
                      SUB-ADVISORY AGREEMENT
                                WITH
                DIAMOND HILL CAPITAL MANAGEMENT, INC.

THIS SUB-ADVISORY AGREEMENT is made this 30th day of January, 2001 (the "Agreement"), by and between Synovus Securities, Inc. ("Synovus"), a Georgia corporation, and Diamond Hill Capital Management, Inc., an Ohio corporation ("Adviser").

                             WITNESSETH:

WHEREAS, Synovus, a duly registered broker-dealer and investment adviser, desires to broaden its investment advisory products and services offered to its clients (hereinafter referred to as "Client" or "Clients"); and

WHEREAS, Adviser, a duly registered investment adviser, desires to provide various investment management and advisory services to Synovus' Clients.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I. Investment Management and Advisory Services to be Performed by Adviser

A. Upon the execution of an advisory agreement by and between the Client and Synovus, the execution of an advisory agreement approved in form by Synovus between the Client and Adviser (collectively referred to herein as the "Management Agreements") and the enrollment and funding of a brokerage account by Client with Synovus or its clearing agent ("Client's Brokerage Account"), Adviser shall act on behalf of the Client as Client's investment manager and shall thereby be responsible for reviewing any or all assets held in the Client's Brokerage Account periodically and for managing such assets, including their sale or exchange, the investment of cash held, the reinvestment of any or all of the assets held in Client's Brokerage Account and the disposition of stockholders' rights, warrants, or other property interests relating to securities held in the Client's Brokerage Account. The investment management and advisory services performed by Adviser for Client shall be conducted in accordance with the investment objectives of the Client and/or management styles or strategies selected by the Client as stated on the Synovus brokerage account application and account agreement (the "Account Agreement") (an illustrative copy of which is attached as Exhibit A), which may be updated by the Client from time to time, or upon other reliable, written information received from the Client by Synovus or Adviser indicating the Client's investment objectives and/or strategies. The selection of the Adviser will not be effective until the Management Agreements have been executed and funding of the Client's Brokerage Account has occurred.

B. Subject to any limitations contained in the Management Agreements and/or in the Account Agreement, Adviser shall have the sole investment discretion over the Client's Brokerage Account and may invest in any security, property interest or asset permitted by law; provided, however, that at no time may the Adviser recommend to Client or effectuate a purchase or sale on the Client's behalf that involves any security issued by Synovus, Adviser, or any of their affiliates unless otherwise consented to in writing by the Client and permitted by applicable law. In making its discretionary investment decisions for and in behalf of the Client, Adviser shall periodically review Client's Brokerage Account and exercise its best judgment consistent with industry practices when effecting any purchase or sale for and on behalf of the Client and shall consider the effect of such purchase or sale upon Client's entire investment portfolio as it relates to Client's investment objectives, management styles or strategies selected and other material investment decision criteria, including, but not limited to, any potential tax liability that may result from the proposed purchase or sale.

C. Adviser shall provide the services contemplated by this Agreement for all Clients referred to Adviser by Synovus unless such acceptance creates a conflict of interest for Adviser or unless Adviser otherwise objects to such Client based on reasonable and substantiated grounds (for "Cause"). Adviser shall not terminate any Management Agreement or cease to provide investment management or advisory services to any Client during the term of this Agreement without Synovus' approval, which approval shall not be unreasonably withheld. If a Client is declined at the outset for Cause or if Adviser wishes to terminate a Management Agreement with a Client for Cause, in addition to any approval required hereunder, Adviser shall, prior to advising the Client, promptly provide to Synovus in writing the reason(s) for such decline or requested termination, which reason(s) shall be explained with particularity.

D. The Adviser and Client acknowledge that the fees assessed to the Client's Brokerage Account will be based on a wrap fee basis to the extent the Client's Brokerage Account is established with and maintained by Synovus, and shall cover all investment management, advisory, custodian and brokerage services rendered by Synovus and its designees, including, but not limited to, Adviser's services contemplated by this Agreement. In this regard, Adviser further acknowledges that in accordance with Client's Management Agreement with Synovus and the Account Agreement, Adviser shall use Synovus as the broker-dealer when dealing with the assets held in Client's Brokerage Account and that all investment instructions from the Adviser on Client's behalf will be directed to the trading desk of Synovus during regular business hours.

E. Adviser will rely upon the information set forth in the Account Agreement, the Client's Management Agreements or any attachments or amendments thereto, and shall comply with all limitations or qualifications expressed therein, if any, in rendering its investment management or advisory services for the benefit of the Client. Synovus will promptly notify the Adviser of any changes in the information contained in these documents. Adviser shall periodically request, in a manner and frequency consistent with industry standards, updated information from the Client through Synovus to determine whether Client's investment objectives or selected management styles or strategies have materially changed. If there is a conflict between any information provided by the Client to Synovus and any information provided directly to the Adviser by the Client, if any, the Adviser may rely upon the information provided directly by the Client to Adviser upon notice to Synovus of such reliance.

F. If any Client is a plan or fund subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Adviser acknowledges that it is a fiduciary with respect to the assets held in such Client's Brokerage Account, and shall adhere to all applicable laws to which it may be subject when rendering its investment management or advisory services to such Client.

II. Compensation

In accordance with the general fee schedule attached as Exhibit B, which may be changed from time to time upon written agreement by the parties, Synovus shall pay Adviser fifty-percent (50%) of the fees calculated in accordance with Exhibit C and paid to Synovus by each Client on a quarterly basis. Synovus shall pay Adviser its portion of fees paid by each Client within thirty (30) days after the first business day of the calendar quarter for which fees are assessed, with the exception of the Initial Period (as defined in Exhibit C) for which payment will be due within thirty (30) days after the last business day of such Initial Period. Fees charged by Synovus to each Client shall be deducted and paid from the Client's Brokerage Account or, if applicable, other Client assets or accounts held by or with Synovus in accordance with Exhibit C.

III. Representations, Warranties and Covenants of Adviser

Adviser represents, warrants and covenants to Synovus that:

A. Adviser is currently registered and will remain registered to the extent required as an investment adviser under the Investment Advisers Act of 1940, as amended, and will operate and perform its obligations under this Agreement in full compliance with all applicable laws and regulations in all applicable jurisdictions, including, but not limited to, any jurisdiction in which a Client resides and from which Adviser conducts its services, with respect to the performance of Adviser's obligations under this Agreement.

B. Adviser shall properly maintain books and records that may be required under any applicable law, rule or regulation as it pertains to its investment management or advisory services contemplated under this Agreement.

C. Adviser, at its sole cost and expense, shall make available to Synovus a sufficient quantity of marketing/promotional materials and required legal disclosures, including, but not limited to, Adviser's Form ADV, reasonably necessary for Synovus to successfully promote Adviser's services through Synovus as contemplated by this Agreement.

D. Adviser shall allow personnel of Synovus and other regulatory organizations to which Synovus is subject to have reasonable access upon written notice to inspect the books and records pertaining to the services performed under this Agreement by Adviser.

E. Adviser shall ensure that only qualified personnel are involved in making investment management decision affecting Client assets. Adviser shall promptly notify Synovus of any material change in Adviser's personnel who have charge over any recommendations or actual investment decisions that would have a material impact on the management of Client's assets.

F. Any complaints received directly from a Client to Adviser shall be redirected to Synovus for review and coordinated resolution.

G. Adviser shall not communicate or attempt to communicate directly with a Client without the participation of Synovus; provided that Synovus does agree to permit Adviser to send new Clients a standard introductory "thank you" letter that has been approved by Synovus upon the execution of a Management Agreement between a Client and the Adviser.

H. If any Client is a plan or fund subject to ERISA, and is a "named fiduciary," as such term is defined in ERISA, and desires to appoint the Adviser as an "investment manager," as such term is defined in ERISA, with respect to the assets of such plan or fund, the Adviser will accept such appointment, in writing.

I. Adviser shall furnish investment management reports quarterly to Synovus and the Client. These reports will be mailed to Synovus and the Client by the tenth (10th) business day following the end of each calendar quarter.

J. Adviser shall promptly notify Synovus of any material change in Adviser's Form ADV, any administrative or civil action, or any regulatory investigation that may have a materially adverse affect on Adviser's ability to perform under this Agreement.

K. There is no litigation or governmental proceeding or investigation pending or threatened against Adviser or any of its affiliates or against any officer or investment professional, nor has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted which may hinder Adviser's ability to enter into this Agreement.

L. Adviser has all requisite authority, in conformity with all applicable laws and regulations, to enter into and perform the services contemplated by this Agreement.

M. This Agreement has been duly authorized, executed and delivered by Adviser and constitutes the legal, valid and binding obligations of Adviser.

Adviser will notify Synovus in writing within ten days if any representation or warranty in this Section III ceases to be true at any time.

IV. Representations, Warranties and Covenants of Synovus

Synovus represents, warrants and covenants to Adviser that:

A. Synovus is and shall remain registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is a member of the National Association of Securities Dealers (NASD) and the Securities Investor Protection Corp. (SIPC), and will operate, manage and maintain all Client Brokerage Accounts in compliance with all applicable laws, rules and regulations.

B. Synovus is and shall remain registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and only qualified personnel of Synovus shall advise Clients concerning Adviser's services offered through Synovus and/or assist Clients in completing Management Agreements and any attachments thereto.

C. Either directly or through its clearing affiliate, Synovus shall be responsible for providing Clients and Adviser periodic brokerage account statements and other periodic mailings required by federal or state law for each Client Brokerage Account. Synovus (or its clearing affiliate) shall provide Adviser, through electronic interface or other acceptable medium, a daily download of account and position information for each Client's Brokerage Account. The information provided, any interface or other medium created and all other applications associated with such download shall remain the property of Synovus (or its clearing affiliate).

D. Synovus shall promptly notify Adviser of any material change in its Form ADV, any administrative or civil action, or any regulatory investigation that may have a materially adverse affect on Synovus' ability to perform under this Agreement.

E. Synovus shall promptly notify Adviser in writing of any Client complaint received in connection with the services rendered by Adviser pursuant to this Agreement.

F. There is no litigation or governmental proceeding or investigation pending or threatened against Synovus or any of its affiliates or against any officer or investment professional, nor has there occurred any event or does there exist any condition on the basis of which any such litigation, proceeding or investigation might properly be instituted which may hinder Synovus' ability to enter into this Agreement.

G. This Agreement has been duly authorized, executed and delivered by Synovus and constitutes the legal, valid and binding obligations of Synovus.

Synovus will notify Adviser in writing within ten days if any representation or warranty in this Section IV ceases to be true at any time.

V. Marketing Material

A. Synovus shall be responsible for coordinating any promotion of Adviser's services through Synovus, and may use Adviser's name in any marketing/ promotional material created by Synovus, whether or not created on a collaborative basis with Adviser, provided that Adviser is given a reasonable time to review and approve, in writing, such marketing/promotional material prior to its use, which approval shall not be unreasonably withheld. Notwithstanding the generality of Section III(C) of this Agreement, in the event that any marketing/promotion material created by Synovus includes any promotion of both Synovus and Adviser, excluding free-standing insert materials, the expense of creating such marketing/promotional material shall be born equally by both parties.

B. Adviser shall not be permitted to use any name, service mark or trademark of Synovus or its affiliates in any marketing/promotional material without the express, written approval of Synovus, which approval shall not be unreasonably withheld.

VI. Nonexclusivity of Adviser's Services

Adviser's services hereunder are not deemed to be exclusive and it shall be free to render investment management or advisory services to other clients. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of Clients' accounts, as well as other clients of the Adviser, Adviser shall act in a manner that is fair and equitable to all clients and consistent with its fiduciary obligations. However, nothing in this Agreement shall impose upon the Adviser any obligation to purchase or sell for any Client account that which it may purchase or sell for its other advisory accounts.

VII. Liability and Indemnification

A. Adviser's Indemnification. Except to the extent prohibited or limited by law, Adviser shall defend, indemnify and hold harmless Synovus (and each person or entity which controls Synovus within the meaning of Section 20(a) of the Exchange Act or Section 15 of the Securities Act of 1933, as amended, (the "Securities Act"), its respective directors, officers, agents and employees from and against any and all losses, claims, damages, liabilities, actions, costs or expenses, including reasonable attorneys' fees incurred by it in connection with investigating any claim made against it and defending any action (collectively "Losses"), in addition to any amount paid in settlement or compromise, provided Adviser shall give its prior written approval of such settlement or compromise, for which Synovus may become liable and which arise out of or are based upon: (i) any negligence, gross negligence, recklessness or willful or intentional misconduct of, or violation of any law by, Adviser or any of its employees or agents arising from or out of the services to be rendered by Adviser under this Agreement; (ii) the failure of Adviser to maintain all necessary licenses or membership requirements mandated by applicable laws, rules or regulations required under this Agreement; (iii) any violation or alleged violation of applicable laws, rules or regulations by Adviser, its officers, agents or employees arising out of the services contemplated under this Agreement; or (iv) any breach, default or violation of, under or with respect to any of Adviser's duties, obligations, representations, warranties or covenants contained in this Agreement. To avoid any uncertainty, this indemnity provision shall require Adviser to indemnify Synovus for any Loss arising from or out of any transaction directed by Adviser and effected through Client's Brokerage Account that is erroneous, incomplete or otherwise improperly communicated in any way to Synovus. The purpose of the immediately foregoing sentence is for illustrative purposes only and shall not be construed to limit Synovus' indemnification rights provided hereunder.

B. Synovus Indemnification. Except to the extent prohibited or limited by law, Synovus shall defend, indemnify and hold harmless Adviser (and each person or entity which controls Adviser within the meaning of Section 20(a) of the Exchange Act, or Section 15 of the Securities Act), its directors, officers, agents and employees from and against any Losses, in addition to any amount paid in settlement or compromise, provided Synovus shall give its prior written approval for such settlement or compromise, for which Adviser may become liable and which arise out or are based upon: (i) any negligence, gross negligence, recklessness or willful or intentional misconduct of, or violation of any law by, Synovus or any of its employees or agents arising from or out of the services to be rendered by Synovus under this Agreement; (ii) the failure of Synovus to maintain all necessary licenses or membership requirements mandated by applicable laws, rules or regulations required under this Agreement; (iii) any violation or alleged violation of applicable laws, rules or regulations by Synovus, its officers, agents or employees arising out of the services contemplated under this Agreement; or (iv) any breach, default or violation of, under or with respect to any of Synovus' duties, obligations, representations, warranties or covenants contained in this Agreement.

C. Procedure. If any claim is made or lawsuit, proceeding or enforcement action is filed (collectively "Claims" and each a "Claim") against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within twenty (20) days after receipt of the Claim or the service of the citation or summons by the indemnified party); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. The indemnifying party shall be entitled, if it so selects, to take control of defense and investigation of such Claim, and to employ and engage attorneys of its own choice who are reasonably acceptable to the indemnified party to handle and defend the same, at the indemnifying party's cost, risk and expense. The indemnifying party shall notify the indemnified party in writing of its election to defend in good faith any such Claim as soon as it is practicable, but in no event more than fifteen (15) days after receipt of written notice thereof by the indemnifying party from the indemnified party. The indemnifying party shall have the right to settle or compromise any such Claim without the consent of the indemnified party at any time utilizing its own funds to do so, if in connection with such settlement or compromise the indemnified party is fully released by third party and is paid any indemnification amounts due hereunder. If the indemnifying party fails, or does not elect, to assume the defense of such Claim within fifteen (15) days after receipt of notice pursuant to this Section, the indemnified party will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnified party's cost and expense, the defense, compromise or settlement of such Claim on behalf of, for the account, and at the risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of progress of any such defense, compromise of settlement. The indemnifying party shall be liable for any settlement of any Claim effected pursuant to and in accordance with this Section and or any final judgment or assessment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any damages by reason of such settlement or judgment (subject to the limitations contained herein).

D. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in any investigation, trial and defense relating to a Claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such claim and any appeal arising therefrom.

E. The rights of the parties to indemnification provided for in this Section VII shall survive the termination of this Agreement.

VIII. Arbitration

Any dispute or controversy that may arise between Synovus and the Adviser concerning this Agreement, or any transaction under this Agreement, shall be submitted to arbitration under the rules of the National Association of Securities Dealers (NASD). An arbitration award under the rules of the NASD shall be final and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Notwithstanding the generality of the foregoing, this section does not limit the rights of either party in seeking injunctive relief or exercising lawfully permitted self-help rights or remedies prior to or during any arbitration proceedings solely for the purposes of aiding or preserving a party's legal right that is to be or is being decided by arbitration. Arbitration expenses shall be born equally by the parties, provided however, that if the deciding arbitrator(s) finds that a party has willfully, maliciously or intentionally breached this Agreement, that the non-breaching party shall be entitled to recover its arbitration expenses incurred and its corresponding attorneys' fees. However, in no event, shall the deciding arbitrator(s) award any party punitive damages.

IX. Termination of Agreement

A. Upon thirty (30) days prior written notice, either party may terminate this Agreement at any time for any reason, in its entirety. Any termination notice sent to a party shall be sent first-class mail or by other reliable courier to the party's last known address, and shall specifying with particularity the reason(s) for such termination. If the specified reason for termination of this Agreement is due to an alleged material default of any provision of this Agreement, the notified party shall first have the right to cure such alleged default within thirty (30) days after the written termination notice is given to the notified party allegedly committing such default. Termination will automatically become effective after thirty (30) days from the date of receipt of the termination notice by the notified party unless the notified party has provided reasonable assurances to the satisfaction of other party that any alleged material default has been cured. The parties agree to inform each other promptly in the event of a change in the name or address to which any termination notification must be sent.

B. Regardless of the manner in which this Agreement is terminated, whether under this Section IX or otherwise, Sections II, VII, VIII, XIV, XV and XVI shall survive the termination of this Agreement unless otherwise agreed to in writing by the parties.

C. The application and affect of this Agreement will be terminated with respect to any Client, upon either (i) the termination of this Agreement under this Section IX or otherwise, or (ii) the termination of any Management Agreement entered into with the Client.

X. Non-Assignability

Neither party shall assign this Agreement without the express written consent by the non-assigning party and, if required by law, the Clients affected by such requested assignment.

XI. Waiver

The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

XII. Entire Agreement

This Agreement, and any schedules or exhibits attached hereto, represents the entire Agreement between the parties and may not be modified or amended except in a writing signed by both parties.

XIII. Relationship of the Parties

Neither this Agreement nor any activity hereunder is intended to be and shall not be treated as a general or limited partnership, association, or joint venture. Neither Synovus nor Adviser shall hold itself out as an agent of the other or any of the subsidiaries or companies controlled directly by or affiliated with the other.

XIV. Enforceability

If any provision or condition of this Agreement is held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or enforceability shall attach to such provision or condition and the remaining provisions shall not be affected.

XV. Limitation of Liability

Neither party shall be liable to the other for special, indirect or consequential damages arising out of any breach of its obligations under this Agreement other than the obligation to indemnify set forth in Section VII of this Agreement. The remedies provided herein are exclusive and shall survive the termination of this Agreement.

XVI. Governing Law

Except as provided by Section VIII, this Agreement and its enforcement shall be construed in accordance with and governed by the laws of the State of Georgia without giving effect to any choice of law doctrine or statute.

XVII. Good Faith, Cooperation and Due Diligence

The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.

DIAMOND HILL CAPITAL MANAGEMENT, INC.

By:    /S/Roderick H. Dillon, Jr.
Name:  			Roderick H. Dillon, Jr.
Title:  		President

Address for all notices:		Diamond Hill Capital Management, Inc.
                     					1105 Schrock Road
					                     Suite 437
					                     Columbus, OH 43229

SYNOVUS SECURITIES, INC.

By:    /S/Dan Mallard
Name:  			Dan Mallard
Title:  		President

Address for all notices:		Synovus Securities, Inc.
                     					1234 1st Avenue
					                     Columbus, GA 31901

                              EXHIBIT B:

                             FEE SCHEDULE

General Fee Schedule

	The Client will compensate Synovus Securities, Inc. by payment of an annual asset-based fee, payable quarterly.  The fee schedule currently in effect is as follows:

Eligible Asset Range (Average Daily Balance)             Annual Rate
On the first $500,000                                2.00% of Eligible Assets*
On the next $500,000                                 1.60% of Eligible Assets*
Assets above $1,000,000                              1.20% of Eligible Assets*

	*  Minimum Fee:  $5,000 annually.

Fees charged to each Client will include all management, custodial, and brokerage related expenses to the extent the Client designates Synovus to act as its custodian and broker-dealer. Otherwise, additional fees may be charged to the Client for third party custodial and brokerage services on a periodic or transactional basis. Adviser shall not be entitled to receive or be credited for any portion of the additional fees charged to Client as a result of third party custodial or brokerage services rendered on behalf of the Client.

                               EXHIBIT C:

                            FEE CALCULATION

Fees charged to each Client will be based on the average daily balance ("ADB") held in the Client's Brokerage Account. The ADB is calculated as follows:

* The average of all the daily balances, based on settlement date, from the prior billing cycle. This figure is used to bill forward for the number of calendar days in the next billing cycle. For a prorated billing cycle, this figure also is used to bill in arrears for the number of calendar days the account has been open;
* Does not count accounts with a debit balance or zero balance;
* Does not count days with a zero balance within an otherwise funded period for an account;
* Will include annuities that are cross-referenced at the clearing firm using the clearing firm's posting service;
* Margin account fee calculations are based on the margin debt, plus the market value; and
* Does not include unpriced securities.

The ADB, as previously described, is multiplied by the applicable rate to calculate the annual fee. The annual fee is then divided by the number of calendar days in the year and multiplied by the number of calendar days in the appropriate billing cycle. Except for the initial billing cycle, which begins with the date that the Client enrolls in the account and ends with the last calendar day of the initial calendar quarter in which enrollment occurs (the "Initial Period"), a billing cycle shall begin on the first day of a calendar quarter and end on the last day of the same calendar quarter.

When the Client enrolls in this account during the first or second month of any calendar quarter, the initial fee will be prorated for the number of calendar days the account was open for billing in its initial month. A second fee will reflect charges for the remaining month(s) in the Initial Period. The first full quarter is charged on the 15th of the first month of the calendar quarter following the end of the Initial Period. Going forward, all quarterly fees will be charged in advance on the 15th of the first month of each subsequent calendar quarter after the Initial Period. The annual fee and the fee paid for any Initial Period shall be referred to in this Agreement as "the Fee" subject to any exclusions noted in Exhibit B.

The Client will pay Synovus Securities, Inc. any Fee first from any free credit balance in the Client's Brokerage Account, next from the liquidation or withdrawal by Synovus Securities, Inc. of the Client's shares of any money market funds or balances in any money market deposit account, next from a bank deposit account as notated, if applicable, and finally, from the liquidation of any other securities in any Client account(s).

A Client Brokerage Account that closes during the first 14 business days of a billing cycle will be charged a reduced fee covering only the days that the Client Brokerage Account was active. A Client Brokerage Account that closes between the 15th business day and the end of the billing cycle will be rebated the partial fee for the days that the Client Brokerage Account was not active under the billing system. The rebate will be posted to the Client Brokerage Account the day following the date on which the Client Brokerage Account was marked as closed.